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                                                                   Exhibit 10.17

                                 AMENDMENT NO. 3

                                       TO

                          UNDERWRITING AGENCY AGREEMENT
                       DATED OCTOBER 31, 2003, AS AMENDED

WHEREAS, Allied World Assurance Company, Ltd and IPCRe Underwriting Services Ltd. had entered into an Underwriting Agency Agreement dated as of December 1, 2001, amended on February 21, 2003 and March 28, 2003;

WHEREAS, in Section 2.2 C of the Underwriting Agency Agreement, the Zonal Limit is established at $225 million;

WHEREAS, it is deemed desirable to increase the Zonal Limit to $250 million.

WHEREAS, in Section 2.2 A of the Underwriting Agency Agreement, the annual original premium written referred to therein shall not exceed $60 million; and

WHEREAS, it is deemed desirable to increase the annual original premium written to $75 million.

NOW, THEREFORE IT IS AGREED that the Underwriting Agency Agreement be amended as follows:

     A. That Section 2.2 C of the Underwriting Agency Agreement be amended to increase the Zonal Limit to "$250 million per zone".

     B.   That Section 2.2 A be deleted and replaced with the following:

          "The annual original premium written (excluding reinstatement premium) for Subject Business ceded to the Company pursuant to reinsurance treaties entered into by the Underwriting Agent on behalf of the Company shall not exceed $75 million, in the aggregate, without the prior consent of an executive officer of the Company;"

IN WITNESS WHEREOF, the parties hereto have duly executed this AMENDMENT NO. 3 to the UNDERWRITING AGENCY AGREEMENT as of October 31, 2003.

For and on behalf of                    For and on behalf of
IPCRE UNDERWRITING SERVICES LTD.        ALLIED WORLD ASSURANCE COMPANY, LTD

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